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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$500,000.00                                                 Norwich, Connecticut
                                                               November 30, 2000


         WHEREAS, by letter dated June 19, 2000 (the "Commitment Letter"), Gunther Partners, LLC ("Gunther Partners") agreed to make available to Gunther International, Ltd., a Delaware corporation (the "Maker"), up to $500,000.00 of additional financing through the period ending April 1, 2001; and

         WHEREAS, Robert Spiegel (the "Payee"), acting on behalf of the Gunther Partners, desires to loan the Maker $500,000.000 in fulfillment of the obligations of Gunther Partners under the Commitment Letter; and

         WHEREAS, the Maker has issued Gunther Partners warrants (the "Gunther Partners Warrants") to purchase up to Thirty-Five Percent (35%) of the pro forma, fully diluted number of shares of the common stock, par value $.001 per share, of the Maker at an exercise price of $1.50 per share, on or before October 1, 2003, (the "Expiration Date"), under a certain Warrant Agreement, dated as of October 2, 1998, by and between the Maker and Gunther Partners.

         NOW, THEREFORE, FOR VALUE RECEIVED, the Maker hereby promises to pay to the order of the Payee c/o M. R. Weiser & Co., 135 West 50th Street, New York, New York 10020, or at such other place as the Payee may designate in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00), together with interest in arrears on the unpaid principal balance of this Note from the date hereof until paid at a fixed rate of eight and one-half percent (8.5%) per annum, in the manner hereinafter specified, and together with all costs of collection, including reasonable attorneys' fees, incurred in any action to collect this Note.

         If not sooner paid, the principal amount of this Note shall be due and payable in a single, lump sum on November 30, 2001 (the "Maturity Date"). Interest on the unpaid principal balance of this Note shall be due and payable on a quarterly basis in arrears, commencing as of the fifteenth day of January 2001 and on the fifteenth day of April, July and October thereafter. If not sooner paid, the final payment of interest shall be due and payable on the Maturity Date. Interest shall be calculated on the basis of a 365 day year and shall be charged for the actual number of days elapsed.

         The Maker shall have the right, at any time and from time to time, to prepay the principal amount of this Note, in whole or in part, without premium or penalty.

         In consideration for the extension of the sums under this Note by the Payee to the Maker for a period of time in excess of the time required under the Commitment Letter, the Expiration Date of the Gunther Partners Warrants shall be extended by one calendar day for each calendar day from and after April 1, 2001 that any principal or interest owed under this Note is unpaid by
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the Maker to the Payee.

         Presentment, notice of dishonor, and protest are hereby waived.

         Any notice to the Maker shall be given by mailing such notice by regular mail, addressed to the Maker at One Winnenden Road, Norwich, Connecticut 06360-1570 or to such other address as the Maker may designate by notice to the Payee. Any notice to the Payee shall be given by mailing such notice by regular mail, at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to the Maker.

         The word "Maker" shall include the successors and assigns of the Maker named herein and the word "Payee" shall include the successors and assigns of the Payee named herein. This Note shall be construed in accordance with the laws of the State of Connecticut.


                                          GUNTHER INTERNATIONAL, LTD.


                                          By: /s/ Marc I. Perkins
                                             -------------------------------
                                          Name: Marc I. Perkins
                                          Title: Chief Executive Officer
                                          Hereunto Duly Authorized